      As filed with the Securities and Exchange Commission on July 24, 2002
                                                     Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             EVEREST RE GROUP, LTD.
             (Exact name of registrant as specified in its charter)

            BERMUDA                          6321               NOT APPLICABLE
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                  c/o ABG Financial & Management Services Inc.
                                  Parker House
                        Wildey Business Park, Wildey Road
                              St. Michael, Barbados
               (Address of principal executive offices) (zip code)

                Everest Re Group, Ltd. 2002 Stock Incentive Plan
                            (Full title of the plan)

                               Stephen L. Limauro
                          Everest Global Services, Inc.
                              477 Martinsville Road
                                  P.O. Box 830
                      Liberty Corner, New Jersey 07938-0830
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (908) 604-3000 copy to

                              Carol S. Rivers, Esq.
                            Mayer, Brown, Rowe & Maw
                              190 S. LaSalle Street
                             Chicago, Illinois 60603
                       ------------------------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                         Proposed Maximum    Proposed Maximum
    Title of Securities   Amount to be   -----------------  Aggregate Offering       Amount of
     to be Registered      Registered       Offering(1)          Price(1)         Registration Fee
     ----------------      ----------       -----------          --------         ----------------

Common Stock, $.01 par
value                       4,000,000         $44.355          $177,420,000           $16,323


 (1) Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on July 23, 2002.

(2) There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the 2002 Stock Incentive Plan.


--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.       Plan Information*

Item 2.       Registrant Information and Employee Plan Annual Information*

*Information required to be contained in Part I of this Registration Statement is omitted in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the introductory Note to Part I of Form S-8.

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have heretofore been filed with the Securities and Exchange Commission (the "Commission"), are incorporated by reference herein and shall be deemed to be a part hereof:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

         (c) The Registrant's Current Reports on Form 8-K filed February 19, 2002 and March 7, 2002; and

         (d) The description of the Registrant's common shares, par value $.01 per share, contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on March 8, 2000 under the Exchange Act.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

              Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated be reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       Description of Securities.

     Not applicable.

Item 5.       Interests of Named Experts and Counsel.

     Not applicable.

Item 6.       Indemnification of Directors and Officers.

     Everest Group is a Bermuda company. Section 98 of the Companies Act 1981 of Bermuda (the "Act") provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of rule of law or otherwise would be imposed on them, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or they are acquitted or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.

     Section 30 of Everest Group's bye-laws provides that: (a) the directors, officers and employees of Everest Group shall be indemnified out of the funds of Everest Group from and against (and the agents of Everest Group may be indemnified from and against) all actions, costs, charges, losses, damages and expenses which they shall incur by reason of any act done in connection with their duty as a director, officer, employee or agent of Everest Group; and (b) expenses will be paid in advance of the final disposition of any action upon receipt of an undertaking to repay such amounts if it is ultimately determined that they are not entitled to indemnification.

     Section 31 of Everest Group's bye-laws provides that each shareholder agrees to waive any claim or right of action such shareholder might have against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his or her duties with or for Everest Group, provided that such waiver does not extend to any matter in respect of any fraud or dishonesty that may attach to such director or officer.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     See Exhibit Index, which is incorporated herein by reference.

Item 9.  Undertakings.

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Liberty Corner, NJ, on July 24, 2002.

                                             Everest Re Group, Ltd.


                                               /s/ Stephen L. Limauro
                                               ----------------------
                                               By:  Stephen L. Limauro
                                               Its: Executive Vice President
                                                    and Chief Financial Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints each of Joseph V. Taranto, Stephen L. Limauro and Joseph A. Gervasi such person's true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the 24th day of July, 2002.

Signature                            Title
---------                            -----

/s/ Joseph V. Taranto                Chairman and Chief Executive Officer
---------------------                and Director (Principal Executive
Joseph V. Taranto                    Officer and Authorized U.S. Representative)

/s/ Stephen L. Limauro               Executive Vice President and Chief
----------------------               Financial Officer (Principal Financial
Stephen L. Limauro                   Officer)

/s/ Martin Abrahams                  Director
-------------------
Martin Abrahams

/s/ Kenneth J. Duffy                 Director
--------------------
Kenneth J. Duffy

/s/ John R. Dunne                    Director
-----------------
John R. Dunne

/s/ Thomas J. Gallagher              President and Chief Operating Officer
-----------------------              and Director
Thomas J. Gallagher

/s/ William F. Galtney, Jr.          Director
---------------------------
William F. Galtney, Jr.

/s/ Keith T. Shoemaker               Comptroller (Principal Accounting Officer)
----------------------
Keith T. Shoemaker

                                  EXHIBIT INDEX



Exhibit    Description of Document
-------    -----------------------
Number
------

   4.1     Everest Re Group, Ltd. 2002 Stock Incentive Plan.

   5.1     Opinion of Conyers Dill & Pearman.

  23.1     Consent of PricewaterhouseCoopers LLP.

  23.2     Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

  24.1     Powers of Attorney (included on the signature pages hereto).